Exhibit 99

SHONEY'S, INC. SETS SHAREHOLDER PROPOSAL DEADLINE

NASHVILLE, Tenn., Jan. 11 /PRNewswire/ - Shoney's, Inc. (OTC Bulletin Board: SHOY - news) announced today that any eligible shareholder wishing to submit a proposal for consideration for inclusion in the Company's proxy materials for the 2002 Annual Meeting of Shareholders must submit the proposal for receipt by the Company's Secretary no later than February 12, 2002. The proxies held by the Company's management may provide the discretion to vote against any shareholder proposal not submitted by this deadline, even though the proposal is not discussed in the proxy materials sent in connection with the 2002 Annual Meeting. Shareholder proposals should be mailed to F.E. McDaniel, Jr., Secretary, Treasurer and General Counsel, Shoney's, Inc., 1727 Elm Hill Pike, Nashville, Tennessee 37210.

Shoney's, Inc. is headquartered in Nashville, Tennessee. As of October 28, 2001, Shoney's, Inc. owned, operated and franchised 951 restaurants in 27 states, including 536 Company-owned and 415 franchised restaurants, under the names Shoney's Restaurants and Captain D's Seafood Restaurants. Shoney's, Inc. is traded on the OTC Bulletin Board under the symbol ``SHOY''.

SOURCE: Shoney's, Inc.